                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           SMITH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

(SMITH INTERNATIONAL, INC. LOGO)

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 22, 2003

                             ---------------------

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Smith International, Inc. (the "Company") will be held on TUESDAY, APRIL 22, 2003, at 9:00 a.m., at 700 King Street, Wilmington, Delaware, to consider and take action on the following:

        1. Re-election of two directors: Benjamin F. Bailar and Doug Rock, each for a term of three years;

        2. Approval of an amendment to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan;

        3. Approval of an amendment to the Smith International, Inc. Stock Plan for Outside Directors;

        4. Ratification of Deloitte & Touche LLP as auditors for 2003; and

        5. Transaction of any other business properly before the Annual Meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" PROPOSALS 1, 2, 3 AND 4.

     The Board of Directors has fixed the close of business on March 1, 2003 as the record date for determining stockholders who are entitled to notice of and to vote at the meeting.

     This Proxy Statement, voting instruction card and Smith International, Inc. 2002 Annual Report are being distributed on or about March 26, 2003.

     This year we are again offering three ways to vote your shares. In addition to the traditional paper proxy card, you may vote via the Internet or by telephone by following the instructions included in this package. If you vote via the Internet or by telephone, you will need the Control Number that is imprinted on your personalized proxy card.

                                            By Order of the Board of Directors

                                            -s- Neal S. Sutton
                                            Neal S. Sutton
                                            Secretary

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION ABOUT VOTING............................     1
PROPOSAL 1: ELECTION OF DIRECTORS...........................     2
  Nominees..................................................     3
  Directors Continuing in Office............................     4
  Stock Ownership of Directors and Executive Officers.......     6
  Information about the Board of Directors and its
     Committees.............................................     7
  Audit Committee Report....................................     8
  Executive Compensation....................................    10
     Compensation and Benefits Committee Report on Executive
      Compensation..........................................    10
     Comparison of Five-Year Cumulative Total Return........    13
     Executive Compensation Tables..........................    14
     I.   Summary Compensation Table........................    14
     II.  Option/SAR Grants in 2002.........................    15
     III. Aggregated Option Exercises in 2002 and December
      31, 2002 Option Values................................    15
     Retirement Benefits and Employment Contracts...........    15
  Additional Information about Our Directors and Executive
     Officers...............................................    17
  Stock Ownership of Certain Beneficial Owners..............    18
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE SMITH
  INTERNATIONAL, INC.
  1989 LONG-TERM INCENTIVE COMPENSATION PLAN................    19
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE SMITH
  INTERNATIONAL, INC. STOCK PLAN FOR OUTSIDE DIRECTORS......    22
PROPOSAL 4: APPROVAL OF DELOITTE & TOUCHE LLP AS AUDITORS...    23
OTHER BUSINESS..............................................    24
STOCKHOLDERS' PROPOSALS.....................................    24
ANNUAL REPORT AND FINANCIAL INFORMATION.....................    25
Appendix A -- Smith International, Inc. Audit Committee
  Charter...................................................   A-1
Appendix B -- Form of Seventh Amendment to the Smith
  International, Inc.
  1989 Long-Term Incentive Compensation Plan................   B-1

                        (SMITH INTERNATIONAL, INC. LOGO)
                                P. O. Box 60068
                             Houston TX 77205-0068

                                PROXY STATEMENT

     YOUR VOTE IS VERY IMPORTANT. For this reason, the Board of Directors is soliciting proxies to be used at the 2003 Annual Meeting. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. "We," "our," "Smith" and the "Company" each refers to Smith International, Inc. This Proxy Statement is first being sent to our stockholders on or about March 26, 2003. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE
(1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE, (2) VIA THE INTERNET AS INDICATED ON THE PROXY CARD OR (3) BY CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE.

     You are entitled to vote your shares of our common stock ("Common Stock") if our records show that you held your shares as of March 1, 2003. At the close of business on March 1, 2003, a total of 101,745,385 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

HOW YOU CAN VOTE.

     If you return your signed proxy card to us, or if you vote by the Internet or by telephone before the Annual Meeting, we will vote your shares as you direct. You can specify on your proxy card whether your shares should be voted for both, one or neither of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other three proposals. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted. If the meeting is adjourned, your Common Stock will be voted as specified on your proxy card on the new meeting date, unless you have revoked your proxy instructions.

     IF YOU RETURN YOUR PROXY CARD BUT DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF BOTH NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW AND "FOR" PROPOSALS 2, 3 AND 4.

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS.

     You can revoke your proxy at any time before it is exercised in any of four ways:

          (1) by submitting written notice of revocation to our Secretary;

          (2) by submitting another proxy card that is properly signed and later dated;

          (3) by submitting another proxy via the Internet or by telephone on a date after the date of your last proxy; or

          (4) by voting in person at the meeting.

NUMBER OF VOTES REQUIRED.

     Directors must be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the greatest number of votes will be elected. A majority of the shares represented at the meeting is required to approve each of Proposals 2, 3 and 4. The Annual Meeting will be held if the holders of a majority of the outstanding shares of Common Stock entitled to vote (a "quorum") are present at the meeting in person or by proxy. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. "Broker non-votes" also count for quorum purposes. If you hold your Common Stock through a broker, bank or other nominee, generally the nominee may only vote the Common Stock that it holds for you in accordance with your instructions. However, if the broker, bank or nominee has not received your instructions within ten days of the meeting, it may vote on matters that the New York Stock Exchange determines to be routine. If the broker, bank or nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes do not count as votes for or against any proposal; however, an abstention counts as a vote against a proposal. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING.

     We do not know of any matters to be presented or acted upon at the meeting, other than those mentioned in this document. If any other matter is presented at the meeting on which a vote may properly be taken, your signed proxy card gives authority to Doug Rock and Neal S. Sutton to vote on those matters.

COST OF THIS PROXY SOLICITATION.

     We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, some of our employees may solicit stockholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained Morrow & Co. to assist in the solicitation of proxies for a fee of $7,000, plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the 2003 Annual Meeting, stockholders will elect two persons as Class II directors to hold office until the 2006 Annual Meeting, or until they are succeeded by other qualified directors who have been elected. The nominees are Benjamin F. Bailar and Doug Rock.

     Directors must be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the greatest number of votes will be elected. Votes withheld for any director will not be counted.

     We will vote your shares as you specify on your proxy card. If you properly execute and return your proxy card (in paper form, electronically via the Internet or by telephone), but don't specify how you want your shares voted, we will vote them for the election of both the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, and you have either voted for the substituted nominee or not specified your vote, we will vote your shares for that other person.

     Both nominees are current members of the Board of Directors. A brief biography of all directors is presented below:

                                    NOMINEES

     Directors to be elected to Class II for a term expiring in 2006:

BENJAMIN F. BAILAR                                                                               (Picture)
Age:                                  68
Director Since:                       1993
Recent Business Experience:           Mr. Bailar is the Dean and H. Joe Nelson,
                                      III Professor of Administration Emeritus of
                                      Jesse H. Jones Graduate School of
                                      Administration of Rice University, where he
                                      held that position from September 1, 1987
                                      through June 1997.
Committee Membership:                 Chairman, Audit Committee; Nominating and
                                      Corporate Governance Committee.
Other Directorships:                  Dana Corporation; Trustee of the Philatelic
                                      Foundation.

DOUG ROCK                                                                                        (Picture)
Age:                                  56
Director Since:                       1987
Recent Business Experience:           Mr. Rock was elected Chairman of the Board
                                      of Directors on February 26, 1991. Mr. Rock
                                      has been with the Company since 1974 and
                                      has been Chief Executive Officer, President
                                      and Chief Operating Officer since March 31,
                                      1989.
Committee Membership:                 Executive Committee.
Other Directorships:                  VIAD CORP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF BOTH NOMINEES FOR DIRECTOR.

                         DIRECTORS CONTINUING IN OFFICE

     Directors of Class III to continue in office until 2004:

JAMES R. GIBBS                                                                                   (PICTURE)
Age:                                  58
Director Since:                       1990
Recent Business Experience:           Mr. Gibbs is the Chairman of the Board,
                                      President & Chief Executive Officer of
                                      Frontier Oil Corporation (formerly Wainoco
                                      Oil Corporation). He was President and
                                      Chief Operating Officer of Frontier from
                                      January 1, 1987 to April 1, 1992, at which
                                      time he assumed the additional position of
                                      Chief Executive Officer. He was elected
                                      Chairman of the Board of Frontier in April
                                      1999. He joined Frontier Oil Corporation in
                                      February 1982 as Vice President of Finance
                                      and Administration, and was appointed
                                      Executive Vice President in September 1985.
Committee Membership:                 Audit Committee; Chairman, Compensation and
                                      Benefits Committee; Executive Committee;
                                      Chairman, Nominating and Corporate
                                      Governance Committee.
Other Directorships:                  Frontier Oil Corporation; Veritas DGC Inc.;
                                      Gundle/SLT Environmental Inc.; advisory
                                      director of Frost Bank-Houston.

JERRY W. NEELY                                                                                   (PICTURE)
Age:                                  66
Director Since:                       1977
Recent Business Experience:           Mr. Neely held a number of positions with
                                      the Company from 1965 to 1987. He was
                                      President from February 1976 to December
                                      1977, at which time he assumed the
                                      additional positions of Chairman of the
                                      Board and Chief Executive Officer and
                                      served in those capacities until December
                                      1987. Since that time, Mr. Neely has been a
                                      private investor.
Committee Membership:                 Audit Committee; Compensation and Benefits
                                      Committee; Chairman, Executive Committee.
Other Directorships:                  Member of the Board of Trustees of the
                                      University of Southern California.

     Directors of Class I to continue in office until 2005:

G. CLYDE BUCK                                                                                    [PICTURE]
                                      65
Age:
                                      1992
Director Since:
                                      Mr. Buck has had extensive experience in
Recent Business Experience:           energy-related matters. He received a B.A.
                                      in economics from Williams College and a
                                      M.B.A. from Harvard. He is currently Senior
                                      Vice President and Managing Director
                                      Corporate Finance of the investment banking
                                      firm of Sanders Morris Harris Inc., a
                                      position he has held since April 1998. From
                                      1983 to 1998, Mr. Buck was a Managing
                                      Director in the Houston corporate finance
                                      office of Dain Rauscher Incorporated.
Committee Membership:                 Compensation and Benefits Committee;
                                      Nominating and Corporate Governance
                                      Committee.
Other Directorships:                  Frontier Oil Corporation

LOREN K. CARROLL                                                                                 [PICTURE]
Age:                                  59
Director Since:                       1987
Recent Business Experience:           Mr. Carroll joined the Company in December
                                      1984 as Vice President and Chief Financial
                                      Officer. In January 1988 he was appointed
                                      Executive Vice President and Chief Financial
                                      Officer and served in that capacity until
                                      March 1989. Mr. Carroll rejoined the Company
                                      in 1992 as Executive Vice President and
                                      Chief Financial Officer and continues to
                                      hold the office of Executive Vice President
                                      of the Company. On March 16, 1994, Mr.
                                      Carroll was named the President and Chief
                                      Executive Officer of M-I, a company in which
                                      the Company holds a 60% interest.
Committee Membership:                 Executive Committee.
Other Directorships:                  Fleetwood Enterprises, Inc.

WALLACE S. WILSON                                                                                [PICTURE]
Age:
                                      73
Director Since:
                                      1998
Recent Business Experience:
                                      Mr. Wilson was President of Wilson
                                      Industries, Inc. from 1964 to 1980, at which
                                      time he assumed the additional position of
                                      Chairman of the Board and Chief Executive
                                      Officer. He served as Chairman of the Board,
                                      President and Chief Executive Officer of
                                      Wilson Industries until April 30, 1998, when
                                      Wilson Industries was purchased by the
                                      Company. Mr. Wilson became a director of the
                                      Company on May 15, 1998 and he will be
                                      retiring as a director on April 22, 2003.
Committee Membership:                 Compensation and Benefits Committee.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the number of shares of Common Stock beneficially owned as of March 1, 2003 by each director or nominee for director, the executive officers named in the Summary Compensation Table included later in this Proxy Statement and all directors and executive officers as a group. Except as otherwise indicated, the persons listed below have sole voting power and investment power relating to the shares shown.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                       COMMON STOCK
                                                    BENEFICIALLY OWNED
                                                   --------------------
                                                    NO. OF     PERCENT
NAME OF INDIVIDUAL                                  SHARES     OF CLASS
------------------                                 ---------   --------
Benjamin F. Bailar(1)............................     10,800       *
G. Clyde Buck(1).................................     28,000       *
Loren K. Carroll(2)..............................    433,250       *
Margaret K. Dorman(2)(3).........................     87,530       *
James R. Gibbs(1)(4).............................     10,000       *
Jerry W. Neely(1)(5).............................    597,817       *
Doug Rock(2).....................................    706,600       *
Neal S. Sutton(2)................................    130,100       *
Richard A. Werner(2)(3)..........................    174,821       *
Wallace S. Wilson(6).............................  2,479,466     2.4
All directors and executive officers as a group
  (16 persons)(1)(2)(3)(4)(5)(6).................  5,058,478     4.9

---------------

 *  Less than 1%

(1) The amounts reported do not include the shares of Common Stock to be issued to each outside director on or about April 22, 2003 under the Smith International, Inc. Stock Plan for Outside Directors (the "Stock Plan"), assuming the proposed amendment to the Stock Plan is approved by the stockholders. The shares to be issued will be based on the closing price of the Company's Common Stock on April 22, 2003 and will be a number of shares to give each outside director equity compensation of approximately $45,000.

(2) The amounts reported include shares of Common Stock that could be acquired on or before May 1, 2003 through the exercise of stock options as follows:
    Mr. Rock: 706,600 shares; Mr. Carroll: 384,250 shares; Mr. Sutton: 130,100 shares; Ms. Dorman: 85,500 shares; Mr. Werner: 171,600 shares; and all executive officers as a group: 1,878,144 shares.

(3) The amounts reported include shares of Common Stock allocated to accounts under a 401(k) plan as follows: Ms. Dorman: 2,030 shares; Mr. Werner: 3,221 shares; and all directors and executive officers as a group: 5,251 shares.

(4) The amounts reported include 1,000 shares held by Mrs. Gibbs and 800 shares held in a trust for the benefit of their child where Mrs. Gibbs is a co-trustee.

(5) The amounts reported include 345,383 shares held by Mrs. Neely.

(6) The amounts reported include 752,118 shares held by Mrs. Wilson.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     THE BOARD. During 2002, the Board of Directors held eight meetings. All directors attended at least 75% of the meetings of the Board of Directors and of all committees on which they served.

     COMMITTEES OF THE BOARD. The Company has an Audit Committee and its members are Messrs. Bailar, Gibbs and Neely. The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions. This committee also recommends the firm that the Company should retain as its independent accountant. All members of the Audit Committee are non-employee directors. During 2002, the Audit Committee held eight meetings.

     The Company has a Compensation and Benefits Committee, and its members are Messrs. Gibbs, Buck, Neely and Wilson. The Compensation and Benefits Committee reviews the Company's executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also administers the Company's stock option plan. During 2002, this committee held two meetings. The Executive Compensation Subcommittee of this committee, comprised of Messrs. Gibbs and Buck, held two meetings during 2002. The Committee is currently considering a written charter which it anticipates approving during 2003. Among other things, the proposed charter contains provisions requiring that Committee members meet the independence requirements of the New York Stock Exchange, giving the Committee the sole authority to retain and terminate any compensation consultant and permitting the Committee to obtain advice and assistance from outside legal, accounting, compensation and other consultants as it deems necessary.

     The Company has an Executive Committee and its members are Messrs. Neely, Carroll, Gibbs and Rock. The Executive Committee, between meetings of the Board of Directors, has limited power to act on behalf of the Board. This committee meets only as needed and did not meet in 2002. Since the size of the Company's Board of Directors is small, and since all directors have generally been available for full Board meetings and this Committee has not met in many years, the Company does not intend to reappoint the Executive Committee at its April 2003 Board of Directors meeting.

     The Company has a Nominating and Corporate Governance Committee and its members are Messrs. Gibbs, Bailar and Buck. The Nominating Committee was formed on February 6, 2002 and renamed the Nominating and Corporate Governance Committee on October 23, 2002. The Nominating and Corporate Governance Committee did not meet in 2002 as the entire Board of Directors considered nominees for the Board and corporate governance matters during 2002. The Committee met on February 4, 2003 to recommend nominees for director at the 2003 Annual Meeting of Stockholders and to consider certain corporate governance matters. The Committee is scheduled to meet a total of four times during 2003. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors and management in developing and maintaining best practices in corporate governance. In this role, the Nominating and Corporate Governance Committee serves as the nominating committee, administers a process to measure the effectiveness of the Board of Directors, and recommends to the Board of Directors the criteria by which directors will be held accountable. The Nominating and Corporate Governance Committee will consider recommendations for nominees for directorships submitted by stockholders. Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Nominating and Corporate Governance Committee in care of the Secretary of the Company at our principal executive offices. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board regarding the agenda for the Company's annual meetings of stockholders and reviews stockholder proposals and makes recommendations to the Board regarding action on such proposals. The Nominating and Corporate Governance Committee is currently considering a written charter which it anticipates approving in 2003. Among other things, the proposed charter would require that members of the Committee meet the independence requirements of the New York Stock Exchange and would give the Committee the authority to seek advice and assistance from outside legal, accounting and other consultants as it deems necessary.

     DIRECTORS' COMPENSATION. Employee directors receive no additional compensation other than their normal salary for serving on the Board or its committees. Non-employee directors receive $30,000 annually and $1,500 for each Board meeting attended. In addition, they are paid $8,000 per year for chairing a committee and $1,250 for each committee meeting attended. Beginning in 2003, subject to the approval of the Company's stockholders, non-employee directors will receive an annual grant of shares of Common Stock with a value of approximately $45,000. Previously, outside directors had received an annual grant of 400 shares of Common Stock.

     NON-EMPLOYEE DIRECTOR PROGRAMS. The Company terminated its Directors' Retirement Plan in 1998. The Company issued restricted stock grants to each of the non-employee directors to fund the actuarial value of their accrued benefits under the retirement plan. These grants will "cliff-vest" upon retirement after ten years of service as a director. This means the grants will all vest at once upon retirement after ten years of service.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 2002, Messrs. Buck, Gibbs, Neely and Wilson served as members of the Company's Compensation and Benefits Committee. During 2002, none of Messrs. Buck, Gibbs, Neely and Wilson was an officer or employee of the Company or any of its subsidiaries, nor did any of them have any other relationship with the Company that requires further disclosure under requirements of the U.S. Securities and Exchange Commission (the "SEC"). From December 1977 to December 1987, Mr. Neely was Chief Executive Officer and Chairman of the Board of Directors of the Company. From 1964 to 1980, Mr. Wilson was President of Wilson Industries, Inc., at which time he assumed the additional position of Chairman of the Board and Chief Executive Officer. Mr. Wilson served as Chairman of the Board, President and Chief Executive Officer of Wilson Industries until April 30, 1998, when Wilson Industries was purchased by the Company.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter, the Audit Committee assists the Board of Directors in oversight of the accounting, auditing, and financial reporting practices of the Company. On February 5, 2003, the Audit Committee approved and the Board of Directors adopted a revised Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A.

     The Audit Committee consists of three independent members, as independence is defined by the listing standards of the New York Stock Exchange.

     Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures. Although the members of the Audit Committee satisfy the composition and expertise requirements of the New York Stock Exchange for qualified members of the Audit Committee, none of the members of the Audit Committee are professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

     Upon the recommendation of the Company's Audit Committee and approval of the Board of Directors, the Company dismissed Arthur Andersen LLP on April 15, 2002 and appointed Deloitte & Touche LLP to serve as the Company's independent auditors. The appointment of Deloitte & Touche was made after careful consideration by the Board of Directors, the Audit Committee and management of the Company and concluded an extensive evaluation process. The decision to change auditors was not the result of any disagreement between the Company and Arthur Andersen on any matter, including accounting principles or practices, financial statement disclosures, or auditing scopes or procedures.

     The Audit Committee met eight times during the last fiscal year. The Audit Committee's regularly scheduled meetings were conducted with members of management, the internal auditors and the Company's independent auditors. During these meetings, the Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also discussed the results of their examinations and their evaluation of the Company's internal controls, with certain matters discussed in the absence of Company management. In addition to the regularly scheduled meetings, the Committee conducted special teleconference meetings to discuss relevant financial accounting, internal control and financial reporting matters with Company management and the independent auditors. The majority of these meetings were held to discuss interim financial information of the Company prior to its release to the public and, accordingly, included a discussion of the results of the independent auditors' Statement on Auditing Standards ("SAS") No. 71 reviews. During the year, the Audit Committee also discussed with the Company's independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards ("SAS") No. 61, as amended, "Communication with Audit Committees".

     The Audit Committee obtained a formal written statement from Deloitte & Touche disclosing that they are independent with respect to the Company within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The Audit Committee discussed with Deloitte & Touche any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche's independence. The Audit Committee also approved, among other things, the amount of fees to be paid to Deloitte & Touche for audit and non-audit services and considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche's independence. In response to public concerns about the integrity of independent audits, the Company has expanded the role of other firms in providing non-audit services. Deloitte & Touche did not provide any financial information systems design or implementation services to the Company during the fiscal year ended December 31, 2002.

     The Audit Committee reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2002 with management and the independent auditors. Based on the above-mentioned review and discussions, and subject to the limitations on the Audit Committee's role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                            Audit Committee

                                            Benjamin F. Bailar, Chairman
                                            James R. Gibbs
                                            Jerry W. Neely

                             EXECUTIVE COMPENSATION

      COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive resources that the Company needs to maximize its return to stockholders. The objective of the Company's compensation program for key management positions is to provide compensation packages that are consistent with competitive market norms for companies similar in size, activity and complexity to the Company.

     The Compensation and Benefits Committee (the "Compensation Committee"), which consists solely of non-employee directors, administers the executive compensation programs of the Company and determines the compensation of senior management. An independent compensation consultant, Towers Perrin, advises the Compensation Committee on all compensation matters. Towers Perrin has been advising the Compensation Committee with respect to such matters since April 2001.

     The Company's executive compensation program is structured and implemented to provide competitive compensation opportunities and various incentive award payments based on Company and individual performance, as well as to link compensation to financial targets that affect short and long term share price performance. The Compensation Committee administers all of the Company's executive compensation programs, including the design of the programs and the measurement of their effectiveness. The Compensation Committee also reviews and approves all salary arrangements and other payments to executives, evaluates their performance and considers other related matters.

TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code limits the allowable tax deduction that may be taken by the Company for compensation paid to the Chief Executive Officer and the four other highest paid executive officers named in the Summary Compensation Table. The limit is $1 million per executive per year, but compensation payable solely upon the attainment of performance goals is excluded from the limitation. The Compensation Committee has established an Executive Compensation Subcommittee (the "Subcommittee") to review and establish compensation for any executive officer whose compensation might exceed $1 million in any year. The Subcommittee consists of two members of the Compensation Committee, Messrs. Gibbs and Buck, who are independent directors as defined in the Internal Revenue Code and its regulations. The Compensation Committee and the Subcommittee will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Compensation Committee will take appropriate action to maintain the tax deductibility of its executive compensation.

TYPES OF COMPENSATION

     There are two main types of compensation:

          (1) Annual Compensation. This includes base salary and annual incentives in the form of bonuses. The Company awards bonuses only when the Company's financial performance during the year meets a certain level required under the annual incentive plan.

          (2) Long-Term Compensation. This includes stock options and other long-term incentive awards based on Common Stock. The value of these awards depends upon the Company's performance and future stock value.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

     The Compensation Committee wants the compensation of the Company's executives to be competitive in the worldwide energy industry. The Compensation Committee estimates an executive's competitive level of total compensation based on information from a variety of sources, including proxy statements, special surveys and the Committee's compensation consultant. The companies that are part of the Peer Group described in the Performance Graph are some of the companies used by the Compensation Committee in establishing both base salary and performance-based targeted incentive compensation. The sources used by the Compensation Committee are larger than the Peer Group, but are all in the energy industry. The Compensation Committee then compares the industry information with the Peer Group and with the Company's compensation levels to determine both base salary and incentive compensation.

  Annual Compensation

     Annual compensation for the Company's executives includes salary and bonus. This is similar to the compensation programs of most leading companies.

     The Compensation Committee annually reviews each executive's base salary. The Compensation Committee aims to pay salaries slightly above the median of the range of compensation paid by similar companies. The Compensation Committee also looks at the specific job duties, the person's achievements and other criteria. Increases in base salary are primarily the result of individual performance, which includes meeting specific goals established by the Compensation Committee. The criteria used in evaluating individual performance vary depending on the executive's function, but generally include leadership inside and outside the Company; advancing the Company's interests with customers, vendors and in other business relationships; product quality and development; and advancement in skills and responsibility. In 2002, seven executive officers received merit increases.

  Annual Incentive Compensation

     The annual incentive plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of cash awards that are paid based on the achievement of performance objectives established for the fiscal year. Each year, the Compensation Committee sets corporate goals based upon financial objectives deemed appropriate by the Compensation Committee. These objectives may include earnings per share, profit after tax, return on assets, return on net capital employed and other financial objectives for the year. Where executives have strategic business unit responsibilities, their goals are based on financial performance measures of that business unit. No bonus is paid to corporate executives unless certain threshold company performance levels set by the Compensation Committee are reached. Business unit executives must meet certain threshold performance levels in their business unit's annual incentive plan in order to receive a bonus.

     Each year the Compensation Committee sets targets for each executive relating to annual incentive compensation. The target incentive awards for 2002 for eligible Company executives were based on various company, business unit and individual performance measures. The Compensation Committee does not use a specific formula for weighing individual performance. Instead, individuals are assessed based upon how they contributed to the Company's business success in their respective areas of responsibility. Awards were made in 2002 under the annual incentive plan for fiscal year 2001 to eligible executives.

  Stock Option Program

     The Compensation Committee strongly believes that the grant of significant annual equity awards further links the interests of senior management and the Company's stockholders. Each year, the Compensation Committee determines the total amount of options to be made available to the Company's executives. These amounts vary each year and are based upon what the Compensation Committee believes is appropriate. The Compensation Committee considers an executive's total compensation package, including the amount of stock options previously awarded. Other important factors are the desire to create stockholder value, encourage equity ownership, provide an appropriate link to stockholder interests and provide long-term incentive award opportunities in the same range as similar companies in the Company's industry.

  Chief Executive Officer Compensation

     The Subcommittee determines the pay level for the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for similar positions. A significant portion of compensation for the Chief Executive Officer is based upon the Company's performance. Mr. Rock's compensation is determined using substantially the same criteria utilized to determine compensation for other executive officers, as discussed earlier in this report. Specific actions taken by the Subcommittee regarding Mr. Rock's compensation are summarized below.

     Base Salary -- The Subcommittee reviewed the base salary for Mr. Rock at its December 2001 meeting and increased it to $875,000. In setting Mr. Rock's base salary for fiscal year 2002, the Subcommittee reviewed the recommendations by the independent compensation consultant, Towers Perrin, and market comparisons as well as the Company's acquisition activities and expense control during fiscal year 2001.

     Annual Incentive -- The Subcommittee reviewed the predetermined bonus objectives set by the Compensation Committee based on the Company's fiscal year financial performance. For fiscal year 2001, Mr. Rock earned an annual bonus in the amount of $1,222,031, which was paid in 2002.

     Stock Options -- The Company granted Mr. Rock non-qualified stock options to purchase 247,000 shares of Common Stock on December 3, 2002, at the recommendation of the Subcommittee. The award of stock options to Mr. Rock was approximately 19.6% of the total stock options granted to all employees of the Company in 2002. The options were granted at 100% of fair market value on the date of grant. The performance sensitivity of the grant is built into the option concept, since the options produce no gain unless the Company's share price rises over the initial grant price.

SUMMARY

     The Compensation Committee believes that the compensation program for the executives of the Company is comparable with compensation programs provided by other companies in the energy industry and serves the best interests of the Company's stockholders. The Compensation Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company and stockholder value.

                                            Compensation and Benefits Committee

                                            James R. Gibbs, Chairman
                                            G. Clyde Buck
                                            Jerry W. Neely
                                            Wallace S. Wilson

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following line graph compares the cumulative total stockholder return of the Company's Common Stock against the cumulative total return of the S&P 500 Index and our Peer Group for each of the five years in the period starting December 31, 1997 and ending December 31, 2002. Our Peer Group consists of the following companies in the same general line of business as the Company: Baker Hughes, Inc., BJ Services Company, Cooper Cameron Corporation, Halliburton Company, Schlumberger Limited, Varco International Inc. and Weatherford International, Inc.

     The results are based on an assumed $100 investment on December 31, 1997 and reinvestment of dividends (if applicable). For each index, total return is based on market capitalization of its components.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------
                       Dec. 1997   Dec. 1998   Dec. 1999   Dec. 2000   Dec. 2001   Dec. 2002
--------------------------------------------------------------------------------------------
 Smith                  $100.00     $ 41.04     $ 80.96     $121.49     $ 87.36     $106.30
 S&P 500                $100.00     $128.58     $155.63     $141.46     $124.65     $ 97.10
 Peer Group             $100.00     $ 53.96     $ 77.04     $106.34     $ 72.82     $ 67.46

                         EXECUTIVE COMPENSATION TABLES

     The following table shows compensation for services to the Company of the persons who during 2002 were the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                      ANNUAL COMPENSATION       SECURITIES
                                                    ------------------------    UNDERLYING     ALL OTHER
NAME OF INDIVIDUAL AND                                 SALARY        BONUS       OPTIONS      COMPENSATION
PRINCIPAL POSITION                           YEAR       $(1)           $          (#)(2)          $(3)
----------------------                       ----   ------------   ---------   ------------   ------------
Doug Rock..................................  2002     874,808      1,222,031     247,000        255,197
  Chairman of the Board, Chief Executive     2001     825,000       900,000      322,000        210,576
  Officer, President and Chief Operating
  Officer..................................  2000     749,996       429,000      194,000        140,792(4)
Loren K. Carroll...........................  2002     559,889       628,050      117,000        145,373
  Executive Vice President, President and    2001     530,004       468,000      138,000        122,580
  Chief Executive Officer of M-I             2000     468,000       250,000      110,000         84,774
Neal S. Sutton.............................  2002     359,942       340,688       52,000         86,320
  Senior Vice President -- Administration,   2001     345,000       262,400       62,000         75,132
  General Counsel and Secretary              2000     327,990       126,000       44,000         52,524
Margaret K. Dorman.........................  2002     344,827       296,250       52,000         79,173
  Senior Vice President, Chief Financial     2001     300,000       200,000       62,000         62,244
  Officer and Treasurer                      2000     249,990        85,000       44,000         42,395
Richard A. Werner..........................  2002     319,889       290,000       52,000         75,431
  President, Smith Services                  2001     290,004       140,800       62,000         53,940
                                             2000     275,002        60,000       44,000         38,246

---------------

(1) The amounts in this column include compensation deferred by the Named Officers in 2000, 2001 and 2002 under the Smith International, Inc. Supplemental Executive Retirement Plan ("SERP") and the Smith International, Inc. 401(k) Retirement Plan (the "401(k) Plan").

(2) The option numbers for 2000 and 2001 have been adjusted to reflect the 2-1 stock split on June 20, 2002.

(3) The amounts in this column include the Company's contribution to each Named Officer's account in the SERP for the 2000, 2001 and 2002 plan years, excluding interest (at 120% of the applicable Federal long-term rate). For 2002, SERP contributions to each Named Officer's account are as follows: Mr.
    Rock: $242,197; Mr. Carroll: $133,627; Mr. Sutton: $73,320; Ms. Dorman:
    $72,263 and Mr. Werner: $60,003. In addition, this column also reflects the Company's contributions to the 401(k) Plan. The 2002 plan year contributions to each Named Officer's 401(k) account are as follows: Mr. Rock: $13,000; Mr. Carroll: $11,746; Mr. Sutton: $13,000; Ms. Dorman: $6,910 and Mr.
    Werner: $15,428.

(4) Mr. Rock received a lump sum cash payment of $9,694 in January 2001 for the actuarial present value of his vested accrued benefits under the Smith International, Inc. Supplemental Pension Plan, which was terminated effective December 31, 2000.

OPTION/SAR GRANTS IN 2002

     The following table shows all grants of options to the Named Officers in 2002. No stock appreciation rights were granted in 2002.

                                                                 INDIVIDUAL GRANTS
                                  --------------------------------------------------------------------------------
                                    NUMBER OF
                                   SECURITIES       % OF TOTAL
                                   UNDERLYING     OPTIONS GRANTED   EXERCISE OR
                                     OPTIONS       TO EMPLOYEES     BASE PRICE    EXPIRATION       GRANT DATE
NAME                              GRANTED(#)(1)       IN 2002        ($/SHARE)       DATE      PRESENT VALUE($)(2)
----                              -------------   ---------------   -----------   ----------   -------------------
Doug Rock.......................     247,000           19.6            34.73       12-03-12         3,793,920
Loren K. Carroll................     117,000            9.3            34.73       12-03-12         1,797,120
Neal S. Sutton..................      52,000            4.1            34.73       12-03-12           798,720
Margaret K. Dorman..............      52,000            4.1            34.73       12-03-12           798,720
Richard A. Werner...............      52,000            4.1            34.73       12-03-12           798,720

---------------

(1) Options were granted to the Named Officers on December 3, 2002 at an exercise price of $34.73. The exercise price per share is equal to the closing price of the Common Stock on the New York Stock Exchange Composite Tape on the date of grant. Options granted vest at a rate of 25% per year and will not begin to become exercisable until December 3, 2003. If a change of control of the Company occurs, all outstanding options would become exercisable immediately.

(2) Present value was calculated using the Black-Scholes option pricing model. Use of this model should not be viewed in any way as a forecast of the future performance of the Common Stock, which will be determined by future events and unknown factors. The estimated values under the Black-Scholes model are based upon certain assumptions as to variables such as interest rate and stock price volatility. Assumptions used for the Black-Scholes option pricing model include a risk-free rate of return of 3.2% and a volatility factor of 46%. A dividend yield during the option life is not applicable. The ultimate value of the options will depend on the future market price of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN 2002 AND DECEMBER 31, 2002 OPTION VALUES

     The following table provides information on options exercised by the Named Officers during 2002 and the value of options held by those officers on December 31, 2002.

                                                           NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                 SHARES                           DECEMBER 31, 2002           DECEMBER 31, 2002($)(1)
                               ACQUIRED ON      VALUE      -------------------------------   -------------------------
NAME                           EXERCISE(#)   REALIZED($)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                           -----------   -----------   -------------------------------   -------------------------
Doug Rock....................        0             0               731,600/635,200              8,137,732/3,030,964
Loren K. Carroll.............        0             0               384,250/295,750              4,478,975/1,310,425
Neal S. Sutton...............        0             0               155,100/130,600              1,831,216/  596,722
Margaret K. Dorman...........        0             0                85,500/130,600                839,146/  596,722
Richard A. Werner............        0             0               171,600/130,600              2,030,206/  596,722

---------------

(1) Value based on the closing price on the New York Stock Exchange Composite Tape for the Common Stock on December 31, 2002 ($32.62).

                  RETIREMENT BENEFITS AND EMPLOYMENT CONTRACTS

PENSION PLAN

     Smith International, Inc. Restated Pension Plan. The Company has a defined benefit pension plan (the "Restated Pension Plan"), which is currently frozen. The benefit accruals were frozen effective March 1, 1987, and the amount of the pension benefit was fixed for all eligible employees based only upon benefit accruals from September 1, 1985 to March 1, 1987. Any benefits under the Restated Pension Plan are offset by benefits paid under a previous pension plan of the Company.

     The following table illustrates the estimated annual retirement benefit payable as a life annuity under the Restated Pension Plan to any employee retiring at normal retirement age in various compensation levels and certain years-of-service classifications.

                               PENSION PLAN TABLE

                                                           ESTIMATED ANNUAL PENSION FOR YEARS
                                                                       OF SERVICE
                                                          ------------------------------------
COMPENSATION                                                  20           25           30
------------                                              ----------   ----------   ----------
$  125,000..............................................   $ 3,280      $ 3,280      $ 3,280
   200,000..............................................     5,250        5,250        5,250
   300,000..............................................     7,875        7,875        7,875
   400,000..............................................    10,500       10,500       10,500
   500,000..............................................    13,125       13,125       13,125
   700,000..............................................    18,375       18,375       18,375
   800,000..............................................    21,000       21,000       21,000
   900,000..............................................    23,625       23,625       23,625
 1,000,000..............................................    26,250       26,250       26,250

     Since benefit accruals under the Restated Pension Plan have been frozen since March 1, 1987, the years of service for the Named Officers include only the period from September 1, 1985 to March 1, 1987. The annual pension benefits that would be payable at age 65 under the Restated Pension Plan to the Named Officers are as follows: Mr. Rock: $8,150; Mr. Carroll: $4,282; Mr. Sutton:
$-0-; Ms. Dorman: $-0-; and Mr. Werner: $-0-. The benefits are not subject to any reduction for Social Security.

SMITH INTERNATIONAL, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP")

     The Company adopted the SERP effective October 1, 1993. It is a non-qualified, deferred compensation plan covering all of the executive officers and certain other participants. The primary purpose of the SERP is to provide executives who are affected by the Internal Revenue Code limitations under the Company's 401(k) Retirement Plan (the "401(k) Plan") with the opportunity to defer a portion of their current compensation. Distributions will generally be made following a participant's termination of employment, although in-service withdrawals are permitted in certain circumstances. A participant in the SERP may defer up to 100% of his or her salary or bonus paid during a plan year. The Company may also make contributions to the SERP on behalf of its participants.

     Age-Weighted Contributions. Effective as of the last day of each quarter during the year, a contribution by the Company may be allocated under the SERP based on the participant's age-weighted contribution percentage ("AWCP") ranging from 2 to 6%. The difference between a participant's (i) "Total 401(k) Compensation" and his or her (ii) "Net 401(k) Compensation" is multiplied by the AWCP to compute the age-weighted contribution for the year. "Total 401(k) Compensation" generally means the total of all cash amounts paid by the Company to a participant, including deferred amounts. "Net 401(k) Compensation" generally means Total 401(k) Compensation less participant contributions to the SERP, but not to exceed $200,000 for any year. Effective January 1, 1995, the SERP was amended to fix the AWCP for the executive officers at 6%.

     Matching Contributions. The SERP contains matching provisions that mirror the matching formulas in effect for the 401(k) Plan, but without regard to certain Internal Revenue Code limits applicable to the 401(k) Plan. Matching contributions for a plan year in both the SERP and the 401(k) Plan combined cannot exceed 6% of a participant's Total 401(k) Compensation net of any incentive bonus. Effective January 1,

1995, the SERP was amended so that executive officers will receive matching contributions up to 6% of their Total 401(k) Compensation.

     Discretionary Profit Sharing Contributions. The Compensation Committee may, in its discretion, determine the amount of any profit sharing contribution for a plan year and how that amount is to be allocated among the SERP participants.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Rock, Sutton and Werner dated December 10, 1987, January 2, 1991 and May 1, 1991, respectively. These agreements have an initial term of three years and are automatically extended for an additional year at each anniversary date. Each of the employment agreements with Messrs. Rock, Sutton and Werner contains the employee's salary and other conditions of employment and entitles the employee to participate in the Company's bonus program and other benefit programs. If Messrs. Rock, Sutton or Werner are terminated by the Company (other than for cause, death or disability) or if for any reason their positions are eliminated or otherwise become redundant, Messrs. Rock, Sutton or Werner would be entitled to receive a lump sum payment in cash equal to their current annual base salary and bonus through the date of termination; provided, however, that in the event of a change in control, the Change of Control Agreements (as discussed below) would control, except with respect to any accrued obligations under the employment agreement that were not fully accrued under their Change of Control Agreements.

CHANGE OF CONTROL AGREEMENTS

     On January 4, 2000, the Company entered into Change-of-Control Employment Agreements ("Agreements") with seven executive officers, including Messrs. Rock, Carroll, Sutton, Werner and Ms. Dorman. In the event of a "change of control" of the Company (as defined in the Agreements), the Agreements provide for the continued employment of the seven executive officers for a period of three years and provide for the continuation of salary and benefits. If the executive is terminated by the Company (other than for cause, death or disability), or if the executive elects to terminate his or her employment for "Good Reason" (as defined in the Agreements), the executive is entitled to receive a lump sum payment in cash equal to the aggregate of the following amounts: (i) current annual base salary and pro rata bonus through the date of termination; (ii) any compensation previously deferred by the executive and any accrued vacation pay;
(iii) three times the executive's annual base salary and Highest Annual Bonus (as defined in the Agreements); and (iv) any actuarial difference in the SERP benefit the executive would have received had the executive's employment continued for three years after the date of the executive's termination.

     The executive would also receive continued coverage under applicable welfare and benefit plans for three years. The Agreements also provide for an additional payment to the executive of an amount equal to any Excise Tax (as defined in the Agreements), imposed on the aggregate cash payment described above and any income taxes imposed on such additional payment, so that the executive receives the amount that would have been received had any Excise Tax not been imposed. The determination of whether and when the additional payment is required and the amount of such payment will be made by a certified public accounting firm designated by the executive.

                        ADDITIONAL INFORMATION ABOUT OUR
                        DIRECTORS AND EXECUTIVE OFFICERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities.
Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, or written representations from certain Section 16 Persons that all Section 16(a) reports required to be filed for such persons had been filed, the Company believes that during 2002 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them except that Mr. Gibbs filed a late report disclosing one transaction and Mr. Neely filed a late report disclosing two transactions.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows certain information about stock ownership of all persons known to the Company to own of record or beneficially more than 5% of the outstanding Common Stock of the Company as of March 1, 2003. This information is based upon information furnished to the Company by these persons and statements filed with the SEC:

NAME AND ADDRESS                                              AMOUNT AND NATURE OF   PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP     CLASS
-------------------                                           --------------------   ----------
FMR Corp....................................................       15,203,550(1)       14.94%
  82 Devonshire Street
  Boston, Massachusetts 02109
Morgan Stanley..............................................        6,070,871(2)        5.96%
  1585 Broadway
  New York, NY 10036
T. Rowe Price Associates, Inc...............................        5,973,500(3)        5.87%
  100 East Pratt Street
  Baltimore, Maryland 21202
Janus Capital Management LLC................................        5,112,182(4)        5.02%
  100 Fillmore Street
  Denver, Colorado 80206

---------------

(1) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR") and an investment adviser, is the beneficial owner of 10,846,308 shares as a result of acting as investment adviser to various registered investment companies (the "Funds"). Edward C. Johnson 3d, FMR's Chairman, through its control of Fidelity, and the Funds each has sole power to dispose of the 10,846,308 shares owned by the Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, is the beneficial owner of 2,689,490 shares as a result of its serving as investment manager of various institutional accounts. Mr. Johnson and FMR, through its control of FMTC, each has sole dispositive power over 2,689,490 shares and sole power to vote or to direct the voting of 2,682,090 shares and no power to vote or to direct the voting of 7,400 shares owned by the institutional accounts. Geode Capital Management LLC ("Geode LLC"), a wholly owned subsidiary of Fidelity Investors III Limited Partnership ("FILP III"), is the beneficial owner of 352 shares. Fidelity Investors Management, LLC ("FIML") is the general partner and investment manager of FILP III. The managers of Geode LLC, the members of FIML and the limited partners of FILP III are certain shareholders and employees of FMR Corp. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson owns 12.0% and Abigail P. Johnson, a Director of FMR, owns 24.5% of the voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Through their ownership of voting common stock and the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Fidelity International Limited ("FIL") beneficially owns 1,667,400 shares. FIL has sole power to vote and to dispose of such shares.

(2) Morgan Stanley is the parent company of, and indirect beneficial owner of securities held by, one of its business units.

(3) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) Janus Capital has an indirect 100% ownership stake in Bay Isle Financial LLC ("Bay Isle") and an indirect 50.1% ownership stake in Enhanced Investment Technologies LLC ("INTECH"). Due to this ownership structure, holdings for Janus Capital, Bay Isle and INTECH are aggregated for purposes of this beneficial ownership reporting. Janus Capital, Bay Isle and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios").

     As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 5,112,182 shares of the shares outstanding of the Company's Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

     As a result of its role as investment adviser or sub-adviser to the managed Portfolios, INTECH may be deemed to be the beneficial owner of 43,100 shares of the shares outstanding of the Company's Common Stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

                  PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE
                    SMITH INTERNATIONAL, INC. 1989 LONG-TERM
                          INCENTIVE COMPENSATION PLAN

GENERAL

     At the meeting, you will be asked to approve an amendment, attached to this Proxy Statement as Appendix B, to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan (the "1989 Plan") to (i) clarify the stock adjustment provisions with respect to stock splits, stock dividends and other capital readjustments; and (ii) clarify that awards granted to executive officers pursuant to the 1989 Plan are intended to qualify for the performance-based exception to the federal income tax deduction limit under
Section 162(m) of the Internal Revenue Code. The amendment also includes a provision that incorporates the increase in the aggregate number of shares of the Company's Common Stock reserved for issuance under the 1989 Plan that occurred as a result of the 2-1 stock split on June 20, 2002. You are not being asked to approve the increase and your vote on this Proposal 2 will not affect the aggregate number of shares of the Company's Common Stock currently reserved for issuance under the 1989 Plan.

     The 1989 Plan was originally approved by the stockholders at the May 9, 1989 annual meeting. Since 1989, as adjusted to reflect the 2-1 stock split, a total of 14,400,000 shares of Common Stock have been reserved for issuance under the 1989 Plan. On December 4, 2002, the Board of Directors approved an amendment to the 1989 Plan as attached to this Proxy Statement as Appendix B. At the Annual Meeting, the Company's stockholders will be asked to approve the proposed amendment to the 1989 Plan described above.

TERMS OF THE AMENDMENT

     The amendment includes two material provisions: (1) the amendment clarifies the stock adjustment provisions with respect to stock splits, stock dividends and other capital readjustments; and (2) the amendment clarifies that awards granted to executive officers pursuant to the 1989 Plan are intended to qualify for the performance-based exception to the federal income tax deduction limit under Section 162(m) of the Internal Revenue Code. The Company intends that the 1989 Plan comply with the applicable requirements so that any incentive award subject to Section 162(m) of the Internal Revenue Code that is granted to executive officers will qualify for the performance-based exception, except for grants of options with an option price set at less than the fair market value of a share of Common Stock on the date of grant. The 1989 Plan currently prohibits the grant of options at option prices set at less than the fair market value of a share of Common Stock on the date of grant. If any provision of the 1989 Plan or an incentive award would not permit the 1989 Plan or the incentive award to comply with the performance-based exception as intended, then such provision would be construed or deemed to be amended to conform to the requirements of the performance-based exception to the extent permitted by applicable law and deemed advisable by the Compensation Committee.

     The proposed amendment does not affect either the shares of Common Stock currently reserved for issuance or the number of shares of Common Stock to be issued upon exercise of outstanding options, and the Company intends to continue to award stock options at the same levels and on the same criteria as it has done since the inception of the 1989 Plan.

     The Board of Directors has found that stock options granted to employees have been highly effective in recruiting and retaining competent personnel. The Board of Directors believes that the growth of the Company is dependent upon its ability to attract, employ and retain executives and employees of outstanding ability who will dedicate their maximum productive efforts toward the advancement of the Company. The growing competition among companies for capable managers makes it necessary for the Company to maintain a strong and competitive incentive program.

EQUITY COMPENSATION PLAN INFORMATION

     The following table shows information as of December 31, 2002, with respect to the 1989 Plan and the Smith International, Inc. Stock Plan for Outside Directors under which equity securities of the Company are authorized for issuance, aggregated as follows:

                                         (A)                         (B)                           (C)
                                         ---                         ---                           ---
                                                                                          NUMBER OF SECURITIES
                                 NUMBER OF SECURITIES                                    REMAINING AVAILABLE FOR
                                  TO BE ISSUED UPON                                       FUTURE ISSUANCE UNDER
                                     EXERCISE OF          WEIGHTED-AVERAGE EXERCISE     EQUITY COMPENSATION PLANS
                                 OUTSTANDING OPTIONS,   PRICE OF OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                    WARRANTS AND RIGHTS         WARRANTS AND RIGHTS         REFLECTED IN COLUMN(A))
-------------                    --------------------   -----------------------------   -------------------------
Equity compensation plans                                                                         3,353,574(1)
  approved by security
  holders:.....................          6,270,264             $        25.04
Equity compensation plans not                                                                Not applicable
  approved by security
  holders......................     Not applicable             Not applicable
                                    --------------             --------------                --------------
Total..........................          6,270,264             $        25.04                     3,353,574
                                    ==============             ==============                ==============

---------------

(1) Includes 32,000 shares available for issuance pursuant to the Stock Plan for Outside Directors.

AWARDS UNDER THE 1989 PLAN

     As of March 1, 2003, 6,024,863 stock options were outstanding under the 1989 Plan, having exercise prices of $6.56 to $36.52 and expiring from December 6, 2004 to December 3, 2012. The outstanding figure includes stock options for 1,259,000 shares which were issued on December 3, 2002. All stock options granted under the 1989 Plan are conditioned upon continued employment. The last reported sales price, as reported by the New York Stock Exchange, of the Company's Common Stock on March 14, 2003 was $32.61 per share.

     Under the 1989 Plan, the Named Officers have been granted, in the aggregate, options exercisable into the following number of shares of Common
Stock: Mr. Rock: 1,803,300; Mr. Carroll: 840,100; Mr. Sutton: 395,390; Ms.
Dorman: 219,600; and Mr. Werner: 383,520. All current executive officers as a group have been granted, in the aggregate, options exercisable into 4,474,700 shares of Common Stock. All employees, other than executive officers, as a group, have been granted, in the aggregate, options exercisable into 7,756,038 shares of Common Stock. Non-employee directors are not eligible to receive options under the 1989 Plan.

SUMMARY OF THE 1989 PLAN

     The following is a summary of the 1989 Plan and is qualified in its entirety by the full text of the 1989 Plan. Any shareholder may obtain a copy of the 1989 Plan by writing to Smith International, Inc., 16740 Hardy Street, Houston, Texas 77032, Attention: Corporate Secretary. Requests may also be made by fax to (281) 233-5996 or to the Company's website at (www.smith.com).

     PLAN ADMINISTRATION

     The 1989 Plan is administered by the Compensation Committee. All full-time salaried employees of the Company who are performing management, supervisory, sales, scientific or engineering services or who the Compensation Committee decides are key employees are eligible to receive awards under the 1989 Plan.

     The Compensation Committee determines awards based upon an employee's ability to influence the Company's performance. Future awards are based on future performance and cannot, therefore, be determined in advance. Nonqualified stock options have been granted to all Named Officers, six executive group employees and approximately 399 non-executive officer employees, for a total of approximately 410 current employees. No directors of the Company, in their capacity as a director, have been granted awards under the 1989 Plan. Please see the section entitled "Executive Compensation" earlier in this document for more information about stock options granted to executive officers.

     The 1989 Plan provides for the following types of awards: (a) nonqualified stock option; (b) stock appreciation right related to an option; (c) stock appreciation right not related to an option; (d) stock award; (e) restricted stock; (f) cash award; and (g) any combination of the foregoing. As of March 1, 2003, only nonqualified stock options and restricted stock have been awarded under the 1989 Plan.

     GENERAL TERMS AND CONDITIONS OF AWARDS

     Exercise of Stock Options and Termination of Awards. The purchase price for a nonqualified stock option is payable in cash or in shares of Common Stock and may be exercised only by the employee. If an employee voluntarily resigns or is terminated for cause, all of the awards immediately terminate. If an employee retires, the award expires three years after termination unless it expires sooner by its terms. If an employee is terminated by the Company for any other reason, then the award expires one year after termination unless it expires sooner by its terms. An award may not be exercised after ten years from the date the award is granted.

     Adjustment of Awards. If any change occurs in the capitalization of the Company, such as a stock dividend or stock split, or if a merger takes place in which the Company is the surviving corporation, the Board of Directors or the Committee may take such action as it deems appropriate so that the value of each outstanding award shall not be adversely affected by such corporate event. In the event of a takeover bid or tender offer for 25% or more of the outstanding securities of the Company, the restrictions on any restricted stock would lapse immediately, all outstanding options and stock appreciation rights become exercisable immediately, and all performance objectives are deemed to be met and payment made immediately.

     Federal Income Tax Consequences. The 1989 Plan permits the Compensation Committee to grant nonqualified stock options ("NQSOs") to certain key employees of the Company. The following discussion is intended only as a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of NQSOs under the 1989 Plan.

     Upon the grant of a NQSO, the optionee will not recognize any taxable income, and the Company will not be entitled to a federal income tax deduction. Upon the exercise of an NQSO, the excess of the fair market value of the shares acquired on the exercise of the option over the purchase price (the "spread") will be compensation that is taxable to the optionee as ordinary income. To determine the amount of the spread, the fair market value of the stock on the date of exercise is used; however, if an optionee is subject to the six month short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934 (generally executive officers), the fair market value will generally be determined at the end of the six-month period, unless such optionee elects to be taxed based on the fair market value at the date of exercise. Any such election must be made and filed with the Internal Revenue Service within 30 days after exercise in accordance with the regulations under Section 83(b) of the Internal Revenue Code. The Company, in computing its federal income tax, will generally be entitled to a deduction, subject to limitations under Section 162(m) of the Internal Revenue Code, in an amount equal to the compensation taxable to the optionee in the Company's taxable year in which the amount is taxable to the optionee.

     Amendment of the 1989 Plan. The Board of Directors may terminate, modify or amend the 1989 Plan at any time without stockholder approval, except for amendments that (a) change the class of persons eligible to receive awards; (b) materially increase benefits; (c) transfer the administration of the 1989 Plan to anyone who is not a "disinterested person" under the federal securities law; or (d) increase the number of shares subject to the 1989 Plan.

     The affirmative vote of a majority of the votes represented at the annual meeting will be sufficient to approve the amendment to the 1989 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1989 PLAN.

                  PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE

           SMITH INTERNATIONAL, INC. STOCK PLAN FOR OUTSIDE DIRECTORS

     At the meeting, you will be asked to approve an amendment to the Smith International, Inc. Stock Plan for Outside Directors (the "Stock Plan") to change the number of shares of Common Stock each non-employee director will receive annually under the Stock Plan to that number equal to a value of approximately $45,000. Upon your approval, the term of the Stock Plan would be extended until April 22, 2013.

     The Stock Plan provides equity compensation to the Company's non-employee directors. Four members of the Company's Board of Directors are eligible to receive grants under the Stock Plan. The Stock Plan provides for awards of common stock and restricted stock. Since 1992, a total of 120,000 shares have been reserved for issuance under the Stock Plan. The Stock Plan currently provides that non-employee directors receive 800 shares of Common Stock per year. The proposed amendment would provide that non-employee directors receive equity compensation of approximately $45,000 per year.

     The following table shows the approximate value of shares of Common Stock the Board of Directors expects to issue under the Stock Plan on or about April 22, 2003, assuming the proposed amendment to the Stock Plan is approved by the stockholders:

NAME OF NON-EMPLOYEE DIRECTOR                                 DOLLAR VALUE   NUMBER OF SHARES(1)
-----------------------------                                 ------------   --------------------
Benjamin F. Bailar(2).......................................    $ 45,002            1,380
G. Clyde Buck...............................................    $ 45,002            1,380
James R. Gibbs..............................................    $ 45,002            1,380
Jerry W. Neely..............................................    $ 45,002            1,380
                                                                --------            -----
Non-Executive Director Group................................    $180,008            5,520

---------------

(1) Based upon the last reported sales price of the Common Stock as of March 14, 2003 ($32.61). The actual number of shares to be issued will be based on the price of our Common Stock on the grant date.

(2) Award contingent upon Mr. Bailar being re-elected to the Board of Directors at the annual meeting.

     It is important for the Company to attract outstanding directors and to retain their services. In order to do that, the Company believes it should provide total compensation to its non-employee directors at or slightly above market. In 2002 the Compensation and Benefit Committee's independent compensation consultant, Towers Perrin, reported on the then current level of cash and equity compensation paid to non-employee members of the Company's Board of Directors. Towers Perrin concluded, and the Compensation Committee agreed, that cash compensation, other than that of Committee Chairs, was close to market but that the equity component of non-employee director's compensation was substantially below market. Towers Perrin recommended that the equity component be increased in value to approximately $45,000 and targeted at an approximate dollar amount rather than a specific number of shares of Common Stock. In today's climate, the Board of Directors believes this additional equity compensation for non-employee directors is necessary to secure and retain qualified non-employee individuals to serve on the Board of Directors of the Company.

     This summary of the Stock Plan is qualified in its entirety by the full text of the Stock Plan. Any stockholder may obtain a copy of the Stock Plan by writing to Smith International, Inc., 16740 Hardy Street, Houston, Texas 77032,
Attention: Corporate Secretary. Requests may also be made by fax to (281) 233-5996 or to the Company's website at (www.smith.com).

     The Board of Directors may modify, revise or terminate the Stock Plan at any time. If any amendment to the Stock Plan requires the approval of our stockholders in order to assure that it complies with the rules of the SEC or the New York Stock Exchange, then an amendment would only be made after obtaining the required stockholder vote.

     The affirmative vote of a majority of the shares represented at the annual meeting will be sufficient to approve the amendment to the Stock Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK PLAN.

           PROPOSAL 4: APPROVAL OF DELOITTE & TOUCHE LLP AS AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP to audit the books and records of the Company for its fiscal year ending December 31, 2003. The Company has been advised by Deloitte & Touche that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm's engagement as auditors and, in limited circumstances, tax advisors.

     Upon the recommendation of the Company's Audit Committee and approval of the Board of Directors, the Company dismissed Arthur Andersen LLP on April 15, 2002 and appointed Deloitte & Touche to serve as its independent auditors. The appointment of Deloitte & Touche was made after careful consideration by the Board of Directors, its Audit Committee and management of the Company after an extensive evaluation process. Deloitte & Touche has offices in or convenient to most of the locations in the world where the Company and its subsidiaries operate. Representatives of Deloitte & Touche are not expected to be present at the Annual Meeting, will not have the opportunity to make a statement and will not be available to respond to questions.

  Change of Independent Public Accountants

     As previously disclosed, on April 15, 2002 we dismissed Arthur Andersen and appointed Deloitte & Touche as our new independent auditors. The decisions were recommended by the Audit Committee and approved by the Board of Directors.

     Arthur Andersen's reports on our consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the years ended December 31, 2001 and 2000, and the subsequent interim period through April 15, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

     None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2001 and 2000 or during the subsequent interim period through April 15, 2002.

     We provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen's letter, dated April 15, 2002, stating their agreement with such statements is attached as Exhibit 16.1 to our Current Report on Form 8-K filed April 18, 2002 with the Securities and Exchange Commission.

     During the years ended December 31, 2001 and 2000, and the subsequent interim period through April 15, 2002, we did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 302(a)(2)(i) and (ii) of Regulation S-K.

FEES PAID TO DELOITTE & TOUCHE LLP

     Audit Fees. Fees related to the audit of the Company's 2002 consolidated financial statements and the review of the Company's interim financial statements included in its quarterly reports on Form 10-Q were $960,000. These fees also include the audit of the combined financial statements of M-I, the Company's majority-owned joint venture.

     Financial Information Systems Design and Implementation. During fiscal year 2002, the Company did not engage Deloitte & Touche to render financial information systems design and implementation services.

     All Other Fees. The Company incurred an aggregate of $525,000 in fees to Deloitte & Touche during fiscal year 2002 for all non-audit services. These fees primarily relate to auditing statutory accounts of certain non-U.S. operations and various U.S. employee benefit plans, which were not directly related to the audit of the 2002 consolidated financial statements.

     Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board may reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE CONTINUED ENGAGEMENT OF DELOITTE & TOUCHE LLP TO AUDIT THE BOOKS AND RECORDS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any other business for action at the meeting, and the Company has not been advised of any other business intended to be presented by others.

                            STOCKHOLDERS' PROPOSALS

     In order to be considered for inclusion in next year's Proxy Statement, stockholder proposals must be submitted to the Company in writing by no later than November 27, 2003. In addition, in order for a stockholder to bring any business before a stockholder meeting, timely notice must be received by the Company in writing by no later than November 27, 2003, in accordance with the Company's Restated Bylaws.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S 2002 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS PROXY STATEMENT. WE WILL PROVIDE WITHOUT CHARGE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, TO ANY PERSON REQUESTING A COPY IN WRITING AND STATING THAT HE OR SHE WAS A BENEFICIAL HOLDER OF THE COMPANY'S COMMON STOCK ON MARCH 1, 2003. THE COMPANY WILL ALSO FURNISH COPIES OF ANY EXHIBITS TO THE FORM 10-K AT $0.50 PER PAGE, PAID IN ADVANCE. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO:

                  INVESTOR RELATIONS
                  SMITH INTERNATIONAL, INC.
                  P. O. BOX 60068
                  HOUSTON TX 77205-0068

     The Company's 2002 Annual Report to Stockholders should not be regarded as proxy soliciting material or as a communication for which a solicitation of proxies is to be made.

                                            By Order of the Board of Directors

                                            -s- Neal S. Sutton
                                            Neal S. Sutton
                                            Secretary

                                                                      APPENDIX A

                           SMITH INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER
                          (EFFECTIVE FEBRUARY 5, 2003)

     The primary responsibility for the Company's financial reporting and internal operating controls is vested in senior management as overseen by the Board of Directors ("Board"). The Audit Committee ("Committee") is a standing committee appointed by the Board to assist it in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent auditor's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors.

     The Committee shall be composed of such number of independent directors as shall be determined, from time to time, by the Board, but shall consist of no fewer than three members. Each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the "Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). At least one member of the Committee shall be an "audit committee financial expert" as defined by the Commission. Committee members shall not simultaneously serve on the audit committee of more than two other public companies.

     The Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

     The Committee will meet at least quarterly and at such other times as it determines. The Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to discharge its responsibilities. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The members of the Committee, including its Chair, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be replaced by the Board.

     The Committee shall make regular reports to the Board.

     The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

     The Committee shall have the following duties and responsibilities, which may be changed from time to time by the Board:

I.  FINANCIAL REPORTING

     To accomplish its responsibilities to the Board in the area of financial reporting, the Committee will:

          1. Oversee the independent audit coverage, including

             (i) Recommend annually to the Board the appointment of the independent auditor, which firm will report directly to the Committee. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of any disagreement between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

             (ii) Meet with the independent auditor prior to the audit to review the changes in audit procedures, planned scope and staffing of the audit and the estimated fees.

             (iii) Review and discuss with management and the independent auditor significant financial reporting issues and judgment made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any material steps adopted in light of special control deficiencies.

             (iv) Review and preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

             (v) Approve the fees to be paid to the independent auditor.

          2. Review and discuss with management and the independent auditor any proposed significant changes to the Company's accounting principles and practices required by professional accounting standards or as suggested by management. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

          3. Review the financial statements, including

             (i) Review and discuss with management and the independent auditor the annual audited financial statements, including discussions made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

             (ii) Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's quarterly report on Form 10-Q.

             (iii) Review and discuss other financial reports requiring approval by the Board before submission to the Securities and Exchange Commission or other government agencies.

          4. Inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

          5. Review and discuss reports from the independent auditors on:

             (i) All critical accounting policies and practices to be used.

             (ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

             (iii) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

          6. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussions may be done generally, consisting of discussing the types of information to be disclosed and the types of presentations to be made.

          7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to required information and any significant disagreements with management.

          8. Obtain from management a notification of issues and responses prior to seeking a second opinion from an independent public accountant.

          9. Review disclosures made by the Company's CEO and CFO in connection with their certification process for Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

          10. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality control review, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

          11. Review and evaluate the lead partner of the independent auditor team.

          12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

          13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

          14. Discuss with the independent auditor any communications with its national office concerning auditing or accounting issues presented by the engagement.

II.  CORPORATE GOVERNANCE

     The responsibility of the Committee to the Board in the area of corporate governance is to review whether the Company is in reasonable compliance with pertinent laws and regulations and is maintaining effective controls with respect to the assets and the books and records of the Company. To accomplish this, the Committee will:

          1. Review corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          2. Advise the Board with respect to the Company's compliance, and that of its subsidiaries and foreign affiliate entities, with applicable legal requirements and the Company's corporate policies and with respect to the Company's policies and procedures regarding compliance.

          3. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

          4. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

          5. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

          6. Discuss with the Company's General Counsel:

             (i) Any questionable or possible illegal activities or payments reported to the Committee. (ii) Any legal matters that may have a material impact on the financial statements of the Company.

             (iii) The Company's compliance policies.

             (iv) Any material reports or inquiries received from regulators or governmental agencies.

III.  INTERNAL CONTROL

     It is incumbent on the Committee to fulfill its oversight responsibilities to the Board without unnecessary or inappropriate intervention with the prerogatives of corporate management. Nevertheless, to carry out its responsibility, the Committee should:

          1. Review the appointment and replacement of the Director of Internal Audit.

          2. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

          3. Review the work and performance of the Company's internal audit function including the results of significant audits and management's response. Determine from the internal auditors whether there is a need for any significant change in the Company's system of internal controls.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                      APPENDIX B

               SEVENTH AMENDMENT TO THE SMITH INTERNATIONAL, INC.

                   1989 LONG-TERM INCENTIVE COMPENSATION PLAN
                      (AS AMENDED AS OF FEBRUARY 2, 2000)

                                   WITNESSETH

     WHEREAS, Smith International, Inc. (the "Company") maintains the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan (the "Plan") for the purpose of providing additional incentives to officers and other valued employees of the Company; and

     WHEREAS, in Section 14 of the Plan, the Board of Directors of the Company (the "Board") reserved the discretionary right to amend the Plan at any time; and

     WHEREAS, the Board now desires to amend the Plan to increase the aggregate number of shares of the Company's Common Stock which are reserved under the Plan to reflect a 2-1 stock split; and

     WHEREAS, the Board desires to amend the Plan to incorporate certain provisions relating to the stock adjustment provisions in the event of another stock split or other designated corporate event; and

     WHEREAS, the Board desires to amend the Plan to clarify and expand certain provisions related to the performance-based exception to the federal income tax deduction limit under Section 162(m) of the Internal Revenue Code;

     NOW, THEREFORE, the Plan is hereby amended by this Seventh Amendment thereto, as follows:

     1. Section 3(a) of the Plan is hereby amended in its entirety to provide as follows:

          3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

             (a) Effective as of June 20, 2002, subject to Section 3(c) and
        Section 12 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred or as to which Stock Appreciation Rights may be exercised pursuant to Incentive Awards under the Plan shall not exceed 14,400,000 shares.

     2. Section 12(a) of the Plan is hereby amended in its entirety to provide as follows:

          12. ADJUSTMENT PROVISIONS

             (a) Effective as of June 20, 2002, subject to Section 12(b), if the Company should effect any subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of shares, recapitalization, reclassification, or other increase or reduction in the number or kind of shares outstanding, without receiving compensation therefor in money, services or property, then an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in
        Section 3 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Options and Stock Appreciation Rights, (iii) the number of unvested shares of Common Stock granted pursuant to awards of Restricted Stock or a Stock Award, and
        (iv) the price for each share or other unit of any other securities subject to then outstanding Options and the value of any then outstanding Stock Appreciation Rights without change in the aggregate purchase price or value as to which such Options or Stock Appreciation Rights remain exercisable. The Board of Directors or Committee shall take such action that it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to its Holder shall not be adversely affected by a corporate event described in this Section 12(a).

             The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

     The following amendments to the Plan are referred to as the "Section 162(m) Amendments":

     3. Section 2 of the Plan is hereby amended by replacing the definition of "Committee" used therein with the following new definition:

          "Committee" shall mean the Compensation and Benefits Committee of the Board of Directors, unless the Board of Directors appoints another committee to administer the Plan. The Committee shall consist of not less than two directors who fulfill the "nonemployee director" requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the "outside director" requirements of Section 162(m) of the Internal Revenue Code.

          The Board of Directors shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board of Directors, in its discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee.

     4. Section 2 of the Plan is hereby amended by adding the following new definitions within Section 2 as follows:

          "Covered Employee" shall mean a named executive officer who is one of the group of covered employees, as defined in Section 162(m) of the Internal Revenue Code and Treasury Regulation sec. 1.162-27(c) (or its successor).

          "Performance-Based Exception" shall mean the exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, as prescribed in Section 162(m) and Treasury Regulation sec. 1.162-27(e) (or its successor).

     5. Section 3(a) of the Plan is hereby amended to add the following new paragraph following the first paragraph of Section 3(a), as follows:

     Unless the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

          (1) Subject to adjustment as provided in Section 12, the maximum aggregate number of shares of Common Stock that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be One Million (1,000,000) shares.

          (2) The maximum aggregate cash payout with respect to any Incentive Awards granted in any calendar year which may be made to any Covered Employee shall be Ten Million dollars ($10,000,000).

          (3) With respect to any Incentive Award granted to a Covered Employee that is canceled or repriced, the number of shares subject to such Incentive Award shall continue to count against the maximum number of shares that may be the subject of Incentive Awards granted to such Covered Employee and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Internal Revenue Code.

          (4) The limitations of subsections (1), (2) and (3) above shall be construed and administered so as to comply with the Performance-Based Exception.

     6. Section 13 of the Plan is hereby amended by adding the following new paragraph (l) at the end thereof, as follows:

          (l) Unless otherwise determined by the Committee with respect to any particular Incentive Award, it is intended that the Plan shall comply with the applicable requirements so that any Incentive Award subject to Section 162(m) of the Internal Revenue Code that is granted to a Covered Employee shall qualify for the Performance-Based Exception, except for grants of Options with an Option price set at less than the fair market value of a share of Common Stock on the date of grant. If any provision of the Plan or an Incentive Award would not permit the Plan or Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed to be amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided, however, no such construction or amendment shall have an adverse effect to the grantee of a prior grant of an Incentive Award or on the economic value to a grantee of any outstanding Incentive Award.

     IN WITNESS WHEREOF, this Seventh Amendment to the Plan is hereby executed on this 4th day of December, 2002, to be effective as of June 20, 2002, except as otherwise expressly stated herein.

                                                SMITH INTERNATIONAL, INC.

                                          By:      /s/ NEAL S. SUTTON
                                            ------------------------------------
                                          Name: Neal S. Sutton
                                          Title: Sr. VP Admin., General Counsel
                                                 and Secretary

Date: December 4, 2002

                                                         ATTEST:

                                          By:      /s/ VIVIAN M. CLINE
                                            ------------------------------------
                                          Name: Vivian M. Cline
                                          Title: Assistant Secretary

Date: December 4, 2002

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           SMITH INTERNATIONAL, INC.

R             This undersigned hereby appoints Doug Rock and Neal S. Sutton, and each of them, as his or her Proxy with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of SMITH
O INTERNATIONAL, INC. to be held at 700 King Street, Wilmington, Delaware on April 22, 2003 at 9:00 a.m., and at any adjournments thereof, on all matters that may properly come before the meeting.
X
              YOUR SHARES WILL BE VOTED AS DIRECTED ON THIS CARD. IF SIGNED AND
     NO DIRECTION IS GIVEN FOR ANY ITEM, IT WILL BE VOTED IN FAVOR OF ITEMS 1,
Y    2, 3 AND 4.

              To vote by telephone or internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.


     Comments/Address Change:
                              -------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------
               YOUR VOTE IS VERY IMPORTANT. THANK YOU FOR VOTING.



O              IF YOU ARE VOTING BY MAIL, DETACH PROXY CARD HERE,             O
             SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED

                        _ _ _                                        |
[ ] PLEASE MARK YOUR  |                                              |     7551
    VOTES AS IN THIS  |                                              | _ _ _
    EXAMPLE           |

     THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF SIGNED AND NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 AND AS RECOMMENDED BY THE BOARD OF DIRECTORS OF SMITH INTERNATIONAL, INC. ON ALL OTHER MATTERS.
--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------
                     FOR      WITHHELD     NOMINEES:
1. Election of       [ ]        [ ]        01. Benjamin F. Bailar
   Directors.                              02. Doug Rock


For, except vote withheld from the following nominee(s):


----------------------------------------------------------------------
                                         FOR         AGAINST         ABSTAIN
2. Approval of amendment to 1989         [ ]           [ ]             [ ]
   Long-Term Incentive Compensation
   Plan.

3. Approval of amendment to Stock        [ ]           [ ]             [ ]
   Plan for Outside Directors.

4. Approval of Deloitte & Touche LLP     [ ]           [ ]             [ ]
   as independent auditors of the
   Company

5. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.
--------------------------------------------------------------------------------

          SIGNATURE(S)                                         DATE
                       ---------------------------------------      ------------
          NOTE: Signature(s) should agree with name(s) as printed on this proxy.



          -- PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY IN THE
                           ENCLOSED REPLY ENVELOPE --

                              VOTING INSTRUCTIONS
                           SMITH INTERNATIONAL, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 22, 2003

TO:  ALL SMITH AND M-I EMPLOYEES PARTICIPATING IN THE SMITH STOCK FUND:

We have been requested to forward to you the enclosed proxy material with respect to securities held by Vanguard in your 401(k) account but not registered in your name. These securities can be voted only by Vanguard's nominee as the holder of record. We urge you to send in your instructions so that your securities may be voted in accordance with your wishes.

The Annual Meeting of Stockholders of SMITH INTERNATIONAL, INC. will be held at 700 King Street, Wilmington, Delaware on April 22, 2003 at 9:00 A.M.

         YOUR SHARES WILL BE VOTED AS DIRECTED ON THIS CARD. IF SIGNED AND NO DIRECTION IS GIVEN FOR ANY ITEM, YOUR SHARES WILL BE VOTED IN FAVOR OF ITEMS 1, 2, 3 AND 4.

         To vote by telephone or internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

                                                               -------------
         YOUR VOTE IS VERY IMPORTANT. THANK YOU FOR VOTING.         SEE
                                                               REVERSE SIDE
                                                               -------------


O              IF YOU ARE VOTING BY MAIL, DETACH PROXY CARD HERE,              O
             SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED

                        _ _ _                                        |
[ ] PLEASE MARK YOUR  |                                              |     7551
    VOTES AS IN THIS  |                                              | _ _ _
    EXAMPLE           |

     THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF SIGNED AND NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 AND AS RECOMMENDED BY THE BOARD OF DIRECTORS OF SMITH INTERNATIONAL, INC. ON ALL OTHER MATTERS.
--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------
                     FOR      WITHHELD     NOMINEES:
1. Election of       [ ]        [ ]        01. Benjamin F. Bailar
   Directors.                              02. Doug Rock


For, except vote withheld from the following nominee(s):


----------------------------------------------------------------------
                                         FOR         AGAINST         ABSTAIN
2. Approval of amendment to 1989         [ ]           [ ]             [ ]
   Long-Term Incentive Compensation
   Plan.

3. Approval of amendment to Stock        [ ]           [ ]             [ ]
   Plan for Outside Directors.

4. Approval of Deloitte & Touche LLP     [ ]           [ ]             [ ]
   as independent auditors of the
   Company

5. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.
--------------------------------------------------------------------------------

          SIGNATURE(S)                                         DATE
                       ---------------------------------------      ------------
          NOTE: Signature(s) should agree with name(s) as printed on this proxy.



          -- PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY IN THE
                           ENCLOSED REPLY ENVELOPE --